Exhibit 5.1

Jerusalem, February 5, 2014

Narda Ben-Zvi	נרדה בן-צבי
Lori Almouli-Confino*	*לורי אלמולי-קונפינו
Barak Luchtenstein	ברק לוכטנשטיין
David Schottenfels	דוד שוטנפלס
Tsafi Erlich Goldman	צפי ארליך גולדמן
Ori Kasir	אורי קסיר
Ronen Wiseman	רונן ויסמן
Lena Mor	לנה מור
Diana Albu	דיאנה אלבו
Yuval Beer	יובל בר
Shimrit Roznek	שמרית רוזנק
Oren Chudin	אורן חודין
Ariel Lavi	אריאל לביא
Dafna Kahn Amster	דפנה קאהן אמסטר
Iren Kripak	אירן קריפק
Anna Barkats	חנה ברכץ
Daniel Ben Shlomo	דניאל בן שלמה
Daniel Kariv	דניאל קריב
Roy Gidali	רועי גידלי

*Also admitted to the New York Bar	בעל רשיון גם בניו יורק *

To:
Top Image Systems Ltd.
B.S.R Tower #1
2 Ben Gurion St.
Ramat Gan 52573
ISRAEL

Ladies and Gentlemen:

We have acted as Israeli counsel to Top Image Systems Ltd., a company organized under the laws of the State of Israel (the "Company"), in connection with that certain Underwriting Agreement (the "Underwriting Agreement"), dated January 31, 2014, by and among the Company and the Underwriter (as defined therein), and the issuance and sale by the Company of 3,162,500 ordinary shares of NIS 0.04 each of the Company (the "Shares"), pursuant to the terms and conditions of the Underwriting Agreement.  The sale of the Shares to the Underwriters has been registered under two Registration Statements on Form F-3 (as amended to the time of their respective effective dates, the "Registration Statements"), initially filed by the Company on October 22, 2013 and on January 14, 2014, respectively, with the Securities and Exchange Commission under the Securities Act of 1933, as amended.  The Registration Statements relate to the proposed offer and sale of the Company’s Ordinary Shares by the Company and by certain selling shareholders, in one or more offerings, from time to time, as set forth in the supplementary prospectus filed with the Securities and Exchange Commission on January 31, 2014 (the “Final Prospectus”).

Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Underwriting Agreement.

This Opinion is being provided to you pursuant to Section 5(e) of the Underwriting Agreement.

For purposes of this Opinion, we have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering the opinions set forth below, and examined originals or copies, certified or otherwise identified to our satisfaction, solely of the following (the "Documents"):

(a)	an executed copy of the Underwriting Agreement including any and all of the schedules and exhibits attached thereto;

(b)	the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus;

(c)	the Company's articles of association (the "Articles of Association");

(d)	the Company's copies of resolutions of the Board of Directors as presented to us by the Company (the "Minute Book");

(e)	The opinion of Schwell Wimpfheimer & Associates LLP; and

(f)	An officer’s certificate signed by an authorized officer of the Company (the “Officer’s Certificate”).

We do not assume any responsibility for the accuracy or completeness of any of the Company’s documents, including, the Minute Book.

In making our examination we have relied upon and have not independently verified the following assumptions: (i) the genuineness of all signatures (other than the Company's) on all documents in connection with which this opinion is rendered, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as PDF files, scans, faxes or photocopies and the authenticity of the originals of such documents, (iv) that all documents in connection with which this opinion is rendered were executed in the form reviewed by us.

In making our examination of documents executed by corporate or other entities other than the Company, we have assumed that such entities had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed that due authorization by all requisite action, corporate or other, and due execution and delivery by such entities of such documents and the validity and binding effect thereof.

For purposes of the opinions set forth below, we have not reviewed any documents other than the Documents. In particular, we have not reviewed any document (other than the Documents) that is referred to in, or incorporated by reference into, the Documents, other than Exhibits and Schedules specifically attached to the Documents reviewed by us and the documents incorporated by reference into the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. We have expressly assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the Documents. In rendering the opinions set forth below, as to matters of fact, we have relied upon and assumed the accuracy and authenticity, without independent investigation, of information and documents supplied to us by the Company and its officers and employees. In addition, we have assumed that the representations and warranties as to factual matters made by the Company in the Underwriting Agreement are true and correct.

As to matters of fact relevant to the opinions hereinafter expressed, with your permission, we have assumed the accuracy and completeness of, and have relied upon the representations and warranties contained in the Documents and in the Officer's Certificate.

The purpose of our professional engagement as Israeli counsel to the Company was not to establish or to confirm factual matters set forth in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus and the Underwriting Agreement, and we have not undertaken to verify independently any of such factual matters. Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus and the Underwriting Agreement involve matters of a non-legal nature. We do not express any belief or assessment with respect to the financial statements or other financial, statistical or accounting data or information which are contained in the in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus and the Underwriting Agreement. Similarly, we do not express any belief or assessment as to the effectiveness of the Company's internal control over its financial reporting.

Any statement herein qualified by the phrase "to our knowledge," or "knowledge" is intended to indicate that during the course of our representation of the Company, no information that would give us actual knowledge of, or reasonable belief concerning, the material inaccuracy or incompleteness of such statement has come to the attention of the attorneys in this firm who have rendered legal services to the Company or of the existence or absence of any facts which would contradict our opinions set forth below. We have made no independent factual investigation for the purpose of rendering an opinion "to our knowledge". No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company. There is no assurance that all material facts were disclosed to us.

Unless specified otherwise, references to the "Company" refer only to the Company itself, and do not refer to any subsidiaries or any other entities which may be affiliated with the Company.

We are an Israeli law firm and the attorneys in our firm are qualified for legal practice in Israel only. The opinions expressed here are limited to Israeli law, and we express no opinion as to the effect, on the matters covered by this opinion, of the laws of any jurisdiction other than those of the State of Israel, including the compliance or non-compliance of any party to the Underwriting Agreement with any other jurisdiction's rules or regulations applicable to them and any ordinances, statutes, administrative decisions, rules, regulations or requirements of any district, municipality or political subdivision or any jurisdiction outside of Israel. Any opinion relating to the activities of the Company, carrying out its business or transacting in compliance with any rule or regulation, is only based on the conformity with the Israeli legal system and we do not make any representation in relation to any other legal system, including legal systems in jurisdictions in which the Company is active.

In rendering this opinion, we have assumed that the Underwriting Agreement constitutes the legal, valid and binding obligation of each party to it (other than the Company) and is enforceable against such parties (other than the Company) in accordance with its terms.

Based upon the foregoing, and subject to the qualifications and exceptions noted herein and subject to any factual matters, documents or events not disclosed to us, it is our opinion that as of the date hereof and upon the consummation of the transactions contemplated by the Underwriting Agreement:

1.
The Company has been duly incorporated and is validly existing under the laws of the State of Israel and is registered as having the status "active" at the Companies Registrar of the State of Israel, with all requisite power and authority necessary to own or lease its properties and conduct its business as currently conducted, to enter into, execute and deliver the Underwriting Agreement and to perform its obligations thereunder, including to issue, sell and deliver the Shares as contemplated by the Underwriting Agreement.

2.
The Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and nonassessable; conform in all material respects to the description of such Shares contained in the Final Prospectus; and the issuance and sale of the Shares are, to our knowledge, not subject to any preemptive right or any similar rights, except for such preemptive or contractual rights that have been complied with or waived.

3.
All of the issued and outstanding shares of the Company, the issue of which is reflected in the Minute Book, have been duly authorized and validly issued and are fully paid and non-assessable; and, to our knowledge, none of the outstanding shares of the Company have been issued in violation of any preemptive or similar rights of any security holder.

This opinion shall be governed by the laws of the State of Israel, and exclusive jurisdiction with respect thereto under all and any circumstances, and under all and any proceedings shall be vested only and exclusively with the courts of the Central District in the State of Israel. This opinion is rendered to you subject to, based and in reliance on your agreement to comply with the exclusive choice of law and jurisdiction contained herein and to refrain under all and any circumstances from initiating any proceedings or taking any legal action relating to this opinion outside the State of Israel.

The opinions expressed herein, including as to enforceability, are subject to (i) public policy considerations (ii) bankruptcy, insolvency, fraudulent transfer and other similar laws of the State of Israel affecting the rights and remedies of creditors generally and to general principles of Israeli law (including the discretion of courts to invalidate corporate actions - even when approved by the requisite majorities and procedures under law or the articles of association of a company - and not to enforce agreements, to limit damages and to act in accordance with public policy) and (iii) claims of breach of fiduciary duties or bad faith.

We disclaim any undertaking to advise you of changes that may be brought to our attention after the date of this opinion.

This opinion is rendered only to you under the Underwriting Agreement and is solely for your benefit in connection with the transactions described therein. This opinion may not be used or relied upon by you for any other purpose; circulated to, quoted or relied upon by any other person or entity for any purpose; disclosed, quoted or filed with a government agency or otherwise referred to in any context whatsoever without our prior written consent.

We hereby consent to the filing of this opinion with the United States Securities and Exchange Commission as an exhibit to a current report on Form 6-K and its incorporation by reference into the Registration Statements.  By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Sincerely yours, CBLS Law Offices